Exhibit 99.1

News Release

CONTACTS:	Patrick Hartman, CFO	Angie Yang/Wade Huckabee
	213.401.2311	Pondel Wilkinson Inc.
	James Ryu, SVP	310.279.5980
	213.251.2206	investor@pondel.com

CENTER FINANCIAL SUPPLEMENTS NEWS RELEASE

CONCERNING INTERNAL CONTROL DEFICIENCIES

LOS ANGELES, CA –March 25, 2005 – Center Financial Corporation (NASDAQ NM: CLFC), the financial holding company of Center Bank, today supplemented its news release of March 23, 2005 with respect to “material weakness” in internal controls.

As of December 31, 2004, management conducted an assessment of the effectiveness of the Company’s internal control over financial reporting based upon the framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), Internal Control-Integrated Framework. Based on this assessment and on the notification by the Company’s independent registered public accountants, management has concluded that, as of December 31, 2004, the Company did not maintain effective internal control over financial reporting, due to an internal control deficiency that constituted a “material weakness,” as defined by the Public Company Accounting Oversight Board’s Accounting Standard No. 2. The weakness concerned the interpretation and implementation of various complex accounting principles, primarily in the area of non-routine business transactions, and resulted from the fact that the Company needed additional personnel, training and outside consulting expertise with respect to the application of some of these more complex accounting principals to its financial statements. As a result, as of December 31, 2004, certain non-routine business transactions were not recorded in accordance with generally accepted accounting principles accepted in the United States prior to the audit of the Company’s financial statements by its independent registered public accountants.

The most significant manifestation of this material weakness involved the Company’s interest rate swaps. In connection with the year-end review and audit of the Company’s consolidated financial statements for the year ended December 31, 2004 by its independent registered public accountants, management determined that the Company did not properly update its Hedging Policy effective October 1, 2004 as required by SFAS No. 133 and Derivatives Implementation Group (“DIG”) Issue No. G25, Cash Flow Hedges: Using the First-Payments-Received Technique in Hedging the Variable Interest Payments on a Group of Non-Benchmark-Rate-Based Loans. While the swaps themselves did not change after October 1, 2004, the procedures and effectiveness tests required to qualify for hedge accounting treatment were significantly different, so that the Company’s existing procedures and effectiveness tests were no longer in compliance.

As a result, the Company’s interest rate swaps did not qualify for hedge accounting treatment under SFAS No. 133, DIG Issue No. G25 for the fourth quarter of 2004, and the Company was required to record a loss on its income statement in the amount of $480,000, partially offset by the gain on interest rate swap of $272,000, resulting in a net loss on the interest rate swaps of $208,000 for the quarter and for the year. The Company’s procedures now comply with GAAP requirements and again qualify for hedge accounting beginning in the first quarter of 2005, and the change in the fair value of the hedge will be included in the other comprehensive income component of shareholders’ equity, net of tax, rather than in the income statement. However, as the procedures were not in effect as required on October 1, 2004, the timing of the Company’s compliance together with certain other factors led management to conclude that this situation was an indication of a material weakness in the Company’s internal control over financial reporting as of December 31, 2004. An additional example, the Company’s accounting for the sale of guaranteed and unguaranteed portions of SBA loans required certain adjustments to correct the amortization of the servicing assets and the accretion of deferred gains. The net aggregate financial impact of any such errors was not material to the Company’s results of operation for 2004.

The need for specialized accounting expertise has assumed a heightened significance due to the increasing complexity of accounting issues (particularly with respect to non-routine transactions such as interest rate swaps), combined with the fact that under Section 404 the Company cannot utilize the services of its independent registered public accountants in the same manner as it could prior to the application of Section 404. Section 404 effectively requires the Company to insure that there are no errors on its financial statements before the statements are given to the Company’s independent registered public accountants for review. As a result, the fact that the independent registered public accountants discovered certain accounting errors during their review of the Company’s financial statements and quarterly reports, and the Company did not discover and correct them utilizing its internal personnel or a third party consultant prior to the independent registered public accountants’ review, was not consistent with the requirements of Section 404 and thus led to the determination of a material weakness.

To correct the deficiency, the Company has augmented its internal accounting staff and is in the process of expanding its external consulting expertise to enable the Company to properly apply these complex accounting principals to its financial statements. On March 17, 2005, the Company hired Patrick Hartman, a certified public accountant with more than 28 years of experience in the financial services industry, as its new chief financial officer. The Company is also in the process of retaining a certified public accounting firm as a third party consultant to provide both prospective guidance with respect to complex accounting principals, and to verify the accuracy of the application of these principles before the Company’s financial statements are reviewed by its independent registered public accountants.

About Center Financial Corporation

Center Financial Corporation is the financial holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s largest financial institutions focusing on the Korean-American community, with total assets of $1.34 billion at December 31, 2004. Headquartered in Los Angeles, Center Bank operates 24 branch and loan production offices across the nation, of which 15 full-service branches are located throughout Southern California and in Chicago, plus nine loan production offices in Phoenix, Seattle, Denver, Washington D.C., Las Vegas, Atlanta, Honolulu, Houston and Dallas. Center Bank is a California state-chartered institution and member of the FDIC. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in Center Financial Corp’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2003 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the company’s ability to timely resolve the internal control deficiencies constituting a “material weakness;” competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; and regional and general economic conditions. Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

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